UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 23, 2012

Aastrom Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Michigan	0-22025	94-3096597
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

24 Frank Lloyd Wright Drive, P.O. Box 376, Ann Arbor, Michigan	48106
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  800-556-0311

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 26, 2012, Brian Gibson and Aastrom Biosciences, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”).  The Employment Agreement provides that Mr. Gibson will receive an initial annual base salary of $165,000 and his base salary shall be reviewed annually by the Company.  Under the Employment Agreement, Mr. Gibson will also be eligible to receive cash incentive compensation as determined by the Company.  Mr. Gibson’s target annual incentive compensation shall be 30% of his then-current base salary.  Under the Employment Agreement, from time to time and at the discretion of management and the Company’s Board of Directors, the Company may grant to Mr. Gibson options to purchase shares of the Company’s common stock pursuant to the Company’s then-current equity plan.

In the event of his termination by the Company without Cause or by Mr. Gibson for Good Reason (as such terms are defined in the Employment Agreement), and subject Mr. Gibson’s signing and not revoking a separation agreement that includes a general release of claims, the Company shall pay Mr. Gibson an amount equal to six months of his then-current base salary in six substantially equal monthly installments.  Subject to Mr. Gibson’s co-payment of premiums at the active employee’s rate, Mr. Gibson would also be entitled to continued participation in the Company-sponsored group health, dental and vision programs for six months following the date of termination.

In addition, during his employment and after termination of the Employment Agreement, Mr. Gibson has agreed to keep the Company’s confidential information in confidence and trust and has agreed not to use or disclose such confidential information without the Company’s written consent except as necessary in the ordinary course of performing his duties to the Company. During the term of the Employment Agreement and for a period of six months thereafter Mr. Gibson also agrees not to compete with the Company and not to solicit employees, customers or suppliers of the Company.

The Employment Agreement contains other customary terms and conditions. The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the actual Employment Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement with Brian Gibson, dated October 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aastrom Biosciences, Inc.

Date: October 26, 2012	By:	/s/ Tim M. Mayleben
Name: Tim M. Mayleben
Title: Chief Executive Officer and President

Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement with Brian Gibson, dated October 26, 2012.